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     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU
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
Date Received                                               (FOR BUREAU USE ONLY)

DEC 27 1995
----------------------------------                                        FILED

                                                                       DEC 28 1995
----------------------------------
Name                                                                 Administrator
  James A. Ralston, Esq.                                     MICHIGAN DEPARTMENT OF COMMERCE
----------------------------------------------------
Address               Eagle-Picher Industries, Inc.            Corporation & Securities Bureau
  580 Walnut Street
----------------------------------------------------
City                  State                Zip Code
  Cincinnati           Ohio                  45202      EFFECTIVE DATE:
----------------------------------------------------    -----------------------------------
DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS YOU ENTER ABOVE
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                                                                        357-915
                                ARTICLES OF INCORPORATION
                         FOR USE BY DOMESTIC PROFIT CORPORATIONS
              (Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I
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The name of the corporation is:

              Eagle-Picher Fluid Systems Inc.
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ARTICLE II
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The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.



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ARTICLE III
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The total authorized shares:

1.  Common Shares      100 Shares without par value.
                 --------------------------------------------------------

    Preferred Shares-----------------------------------------------------

2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
            All shares shall be of the same class of common stock and each share shall have equal rights, in all respects, with each other share.

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SEAL APPEARS ONLY ON ORIGINAL



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ARTICLE IV
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
1.  The address of the registered office is:

    30600 Telegraph Rd., Bingham Farms         , Michigan       48025
    -------------------------------------------          ------------------
     (Street Address)                  (City)                 (Zip Code)

2.  The mailing address of the registered office, if different than above:

    ___________________________________________ , Michigan _________________
    (Street Address or P.O. Box)      (City)                   (Zip Code)

3. The name of the resident agent at the registered office is:  The Corporation Company
                                                              ----------------------------
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ARTICLE V
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The name(s) and address(es) of the incorporator(s) is (are) as follows:

  Name                                       Residence or Business Address
James A. Ralston                        c/o Eagle-Picher Industries, Inc.
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                                        580 Walnut Street
                                        Cincinnati, Ohio 45202
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ARTICLE VI (OPTIONAL. DELETE IF NOT APPLICABLE)




ARTICLE VII (OPTIONAL. DELETE IF NOT APPLICABLE)




SEAL APPEARS ONLY ON ORIGINAL


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Use space below for additional Articles or for continuation of previous
Articles. Please identify any Article being continued or added. Attach additional pages if needed.


     ARTICLE VI

     Any action required or permitted to be taken by the shareholders at any annual or special meeting may be taken by a writing signed by all of the shareholders indicating their unanimous consent.











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
I, (We), the incorporator(s) sign my (our) name(s) this   21st  day of     December       , 1995.
                                                       ---------      --------------------    --
                                                       /s/ JAMES A. RALSTON
----------------------------------------             --------------------------------------------

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                                       ACTION BY WRITTEN CONSENT

                                      OF THE SOLE INCORPORATOR OF

                                    EAGLE-PICHER FLUID SYSTEMS, INC.
                                           (the 'Corporation')

     The undersigned being the sole incorporator of Eagle-Picher Fluid Systems, Inc., a Michigan corporation, hereby adopts the following resolutions:

           RESOLVED, that the Bylaws attached hereto be, and the same hereby are, adopted as and for the Bylaws of the Corporation,

           RESOLVED, that the following subscription for shares in the Corporation be, and it hereby is, accepted and directed to be filed with the minutes:

           Names of Subscriber            Number and Class of Shares
           -------------------            ----------------------------

           Eagle-Picher                   One Hundred common shares
             Industries, Inc.

           RESOLVED, that the following person be, and he hereby is, elected Director of the Corporation until the first annual meeting of shareholders or until his successors are elected and qualified:

                              James A. Ralston

     IN WITNESS WHEREOF, James A. Ralston, has signed this Action of Sole Incorporator this 4th day of April, 1996.
                 -----


                                                  /s/ JAMES A. RALSTON
                                                -------------------------
                                                      James A. Ralston














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